As filed with the Securities and Exchange Commission on July 1, 1998.

                                                Registration No. 333-31447

                  U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                          ______________________

                POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ______________________

                             TECO ENERGY, INC.
          (Exact name of registrant as specified in its charter)

            Florida                               59-2052286
 (State or other jurisdiction                  (I.R.S. Employer
      of incorporation or                    Identification Number)
         organization)

      702 North Franklin Street, Tampa, Florida 33602 (813) 228-4111 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          ______________________

                           ROGER H. KESSEL, ESQ.
          Senior Vice President -- General Counsel and Secretary
                             TECO Energy, Inc.
                         702 North Franklin Street
                           Tampa, Florida 33602
                              (813) 228-4111
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              with copies to:

                        DAVID R. POKROSS, JR., ESQ.
                            Palmer & Dodge LLP
                             One Beacon Street
                        Boston, Massachusetts 02108
                              (617) 573-0100
                          ______________________
     The Registration Statement on Form S-3 (Registration No. 333-31447) registered 844,431 shares (the "Shares") of Common Stock, $1.00 par value per share, of TECO Energy, Inc. held by certain shareholders named in the Registration Statement. The unsold Shares are now eligible for sale pursuant to Rule 144. Accordingly, the offering pursuant to the Prospectus which forms a part of the Registration Statement has been terminated. This Post-Effective Amendment is filed to deregister the unsold Shares.
                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on July 1, 1998.

                              TECO ENERGY, INC.


                              By:  /s/ Gordon L. Gillette
                                   Gordon L. Gillette
                                   Vice President -- Finance and Chief
                                   Financial Officer